UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 2, 2010, First Data Corporation (“First Data”) issued a press release to announce the increase of the maximum aggregate principal amount of New Notes (as defined below) issuable in its previously announced private exchange offers (the “Exchange Offers”) from $5.5 billion aggregate principal amount of New Notes to $6.0 billion aggregate principal amount of New Notes (as amended, the “Maximum Exchange Amount”). In the Exchange Offers, First Data is offering to exchange, subject to certain conditions, a portion of its outstanding 9.875% senior notes due 2015 and 10.550% senior PIK notes due 2015, subject to the Maximum Exchange Amount, for the new securities, payable (i) 50% in new 8.25% Senior Second Lien Notes due 2021 (the “New Cash-Pay Second Lien Notes”) or, at the election of each holder who tendered prior to the early tender date, subject to certain limitations, in new 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (the “New PIK Toggle Second Lien Notes” and, together with the New Cash-Pay Second Lien Notes, the “New Second Lien Notes”), and (ii) 50% in new 12.625% Senior Notes due 2021 (together with the New Second Lien Notes, the “New Notes”). The Company also announced the preliminary results of its Exchange Offers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: December 6, 2010	By:	/S/ STANLEY J. ANDERSEN
Stanley J. Andersen
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press release dated December 2, 2010